Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42319, No. 333-60161, No. 333-30414, No. 333-52098, No. 333-110462 and No. 333-110461) of Peak International Limited of our report dated May 19, 2005 relating to the financial statements and financial statement schedule which appear in this Form 10-K as of and for the year ended March 31, 2005.

/s/    BDO McCabe Lo & Company

Hong Kong

June 29, 2005